Exhibit 5.1

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

November 4, 2016

To:

BiondVax Pharmaceuticals Ltd.

14 Einstein Street

Nes Ziona, Israel, 74036

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel for BiondVax Pharmaceuticals Ltd., an Israeli company (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), of its Registration Statement on Form F-3 (the “Registration Statement”). The Registration Statement relates to the sale from time to time of (i) American Depositary Shares (“ADSs”), each representing forty (40) ordinary shares, par value NIS 0.0000001 per share, of the Company (the “Ordinary Shares”), (ii) warrants (the “Warrants”) to purchase ADSs of the Company, which will be issued under one or more warrant agreements (each a “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”); and (iii) units (the “Units”) consisting of one or more Warrants, Ordinary Shares, ADSs, or any combination of such securities, which will be issued under one or more unit agreements (each a “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”). The ADS’s, Warrants and Units are collectively referred herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

We also have assumed that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (2) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by each of the Company and the Warrant Agent; (2) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by each of the Company and the Unit Agent; and (3) at the time of the issuance and sale of any of the Offered Securities, the terms of the Offered Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	The Deposit Agreement between the Company and, The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, dated May 11, 2015, has been duly authorized, executed and delivered by the Company.

2.	With respect to the Ordinary Shares, including Ordinary Shares underlying the ADSs, Warrants or Units, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the term of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with provisions of the applicable convertible Offered Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

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Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Offered Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Offered Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

5.	Under the laws of Israel, the designation of the law of the State of New York to apply to the Warrant Agreement and the Unit Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel subject to the existence of special circumstances or considerations, and subject generally to the discretion of the Israeli court ruling on the matter.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a)	We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b)	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus, which forms a part of the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz
Pearl Cohen Zedek Latzer Baratz
Attorneys, Patent Attorneys and Notaries

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